Press Release

Lightwave Logic, Inc.  CEO Sends Open Letter to Shareholders

WILMINGTON, Del., September 19, 2008. Lightwave Logic, Inc. (OTC Bulletin Board:  LWLG http://lightwavelogic.com), a technology company focused on the development of electro-optic polymer materials for applications in high-speed fiber-optic telecommunications and optical computing, announced today that Jim Marcelli, its chief executive officer sent the following open letter to its shareholders:

Open Letter to Lightwave Logic, Inc. Shareholders

Shareholders:

I am writing you at this time to update you on the progress of our company and to share with you my thoughts and observations on the eve of my 50th day in office as chief executive officer of Lightwave Logic, Inc.

As you are all aware, our company is on the verge of breaking through a scientific barrier that some scientists thought could not be penetrated.  Based upon our previous testing, coupled with our continuing technical progress, I am optimistic that breaking this barrier is within our company’s reach.  Our intellectual property is our strength, and we believe our pending patent applications, both domestic and foreign, will have important advantages over current technologies in the high speed telecommunications and computation markets, both with regard to total cost, speed and high temperature stability.

We are a small, development stage technology company creating break through electro-optic polymer materials, and our company faces many challenges ahead. As our company moves forward, our primary focus will be on building a strong financial foundation and organization in order to take the fullest possible advantage of our technology and maximize shareholder value.  To this end, we are currently evaluating and updating our business plan and marketing plan.

We recently evaluated our outside relationships and found it to be in our best interest to strengthen our relationship with our strategic partner Photon-X and to utilize their technical expertise to assist us with our material processing and product development. Working with Photon-X, we are now in the process of converting our molecular materials into unique films and devices.  We are also working with Dr. C.C. Teng, who is preparing to perform our (r33) performance testing, and Dr. Robert Norwood, who will perform independent (r33) performance test verification at the University of Arizona.

In 2006, prior independent (r33) performance testing conducted by the University of Arizona confirmed that our electro-optic polymer material significantly outperformed other known materials. Since that time, we found it necessary to make a minor alteration to our molecule and to incorporate additional process changes in order to successfully manufacture additional testing material, which ultimately set back our timetable. We are again moving forward at this time, and we hope to achieve success shortly.

This is an exciting time for our company, and I truly believe that great opportunity lies ahead for us. Thank you for your patience, and I appreciate all of your confidence and support.

Sincerely,

Jim Marcelli,

Chief Executive Officer

September 19, 2008

About Lightwave Logic, Inc.

Lightwave Logic, Inc. is a development stage company, moving toward prototype demonstration and commercialization of its high-activity, high-stability organic polymers for applications in electro-optical device markets. Electro-optical devices convert data from electric signals into optical signals for use in high-speed fiber-optic telecommunications systems and optical computers. Lightwave Logic, Inc. is a portfolio company of Universal Capital Management, Inc. (OTC Bulletin Board: UCMT - News). Please visit the Company's website, www.lightwavelogic.com, for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, and various other factors beyond the Company’s control.